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                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated February 23, 2001 with respect to the financial statements of EquiTrust Life Annuity Account II and February 5, 2001 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 333-61899) and related Prospectus of EquiTrust Life Annuity Account II dated May 1, 2001.



Des Moines, Iowa                                    /s/ Ernst & Young LLP
April 24, 2001